Exhibit 99.1

For immediate release

Endeavour Announces

Record Financial and Operational Results for 2008

Houston, March 12, 2009 – Endeavour International Corporation (NYSE-Alt:END) (LSE: ENDV) today reported net income to common stockholders for 2008 increased to $45.7 million or $0.32 per diluted share as compared to a loss of $60.3 million or $0.49 per diluted share in 2007. Revenues in 2008 increased more than 47 percent to $260.4 million from $176.1 million in 2007. The company reported adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $176.5 million from $124.1 million in 2007. Discretionary cash flow for the year was $120.8 million.

For the fourth quarter 2008, net income to common stockholders was $56.4 million or $0.29 per diluted share as compared to a net loss of $29.6 million or $0.23 per diluted share for the same period in 2007. Revenues for the quarter were $41.4 million reflecting sales of 7,900 barrels of oil equivalent per day (boepd) compared to revenues of $54.5 million from sales of 8,300 boepd in the prior period in 2007. Adjusted EBITDA was $33.7 million, a decrease from $35.2 million in the same quarter in 2007.

“This past year was a breakthrough period for us as we achieved both significant financial and operational success,” said William L. Transier, chairman and chief executive officer. “We met our forecasted production goals and that combined with our hedging strategy resulted in cash flow that funded our growth activities and allowed us to significantly pay down debt. The company recorded an uncommon industry feat with 100 percent technical success for the seven exploratory and appraisal wells drilled during the year. As we move forward, Endeavour is involved in three significant development projects that are expected to more than double our production by the end of 2010. All of this was accomplished in a highly volatile and challenging marketplace.”

Endeavour also reported a reserve replacement rate of 175 percent of 2008 production. Proved and probable reserves at year-end 2008 increased to 32.2 million barrels of oil equivalent (mmboe) compared to 29.8 mmboe a year ago (see Table). Extensions, discoveries and upward revisions to prior estimates added 5.6 mmboe, more than replacing production of 3.2 mmboe or approximately 8,800 boepd during 2008.

	Net Reserves at December 31, 2008
	Oil (mbl)	NGL (mbl)	Gas (mcf)	Equivalents (mboe)
Proved Developed
Producing	1,811	320	11,496	4,047
Non-Producing	618	27	416	714
Proved Undeveloped	773	6	20,886	4,260

Proved (1P)	3,202	353	32,798	9,021
Probable	8,128	435	87,503	23,147

Proved + Probable (2P)	11,330	788	120,301	32,168
Possible	14,736	489	113,125	34,079

Proved + Probable + Possible (3P)	26,066	1,277	233,426	66,247

Source: Netherland, Sewell and Associates, Inc.

Other highlights for the fourth quarter and the year are as follows:

Drilled two highly successful appraisal wells — Endeavour participated in the drilling of two strategic appraisal wells in the United Kingdom sector of the North Sea both of which significantly extended the potential of previous discoveries.

•

Rochelle — The commerciality of the undeveloped Rochelle discovery in Block 15/27 was confirmed when the Rochelle 15/27-11 well was drilled to a total depth of 10,369 feet and tested at flow rates of 41 million cubic feet of gas per day and 2,300 barrels of oil condensate per day. Endeavour holds a 55.6 percent interest in the well and is the operator for the block.

•

Cygnus — The Cygnus 44/12a-3 appraisal well in the Southern Gas Basin established the presence of recoverable gas reserves in a second fault block near the 2006 discovery well in Block 44/11. The well was drilled to a total depth of 12,433 feet and flow tested at rates up to 32 million cubic feet of gas per day. Endeavour holds a 12.5 percent interest in the Cygnus field area spread over two United Kingdom blocks, 44/11a and 12a.

Launched onshore exploration program in the United States — An initiative to develop a production base in the United States resulted in a commercial natural gas discovery and first production in late 2008.

•

Garwood prospect — Production began from the Cochran #1 well in the Garwood prospect in Colorado County, Texas at an initial rate of 170 boepd net during December 2008. Endeavour has a 20 percent equity interest and approximately a 15 percent net revenue interest in the well.

•

Alligator Bayou prospect –Endeavour holds a 10 percent equity interest and seven percent net revenue interest in the Alligator Bayou prospect. The first well to be drilled, the Armour Runnels ST #1 well in Matagorda County, Texas, reached a total depth of 23,830 feet. Flow tests are underway for multiple deep zones.

Conducted successful exploratory activities in Norway — During 2008, the company made three discoveries in satellite drilling near producing fields in the Norwegian Continental Shelf. The Galvort prospect in production license 348 and the Noatun C prospect in production license 107 were drilled as satellites to the Njord field and both encountered natural gas reservoirs. Endeavour holds a 2.5 percent equity interest in the two discoveries and the Njord field. In the Brage field, an oil discovery was made at the Knockandoo prospect in production license 055 that flowed during testing at 18,000 gross (800 net) barrels of oil per day and began producing in December. Endeavour holds a 4.44 percent equity interest in the Brage field.

Established capital budget of up to $90 million — Endeavour will continue to fund its planned capital spending from cash flow generated by its operations. A significant portion of the budget will be directed toward moving its three major development projects in the United Kingdom toward first production. Approximately $12—$15 million will be spent for infield drilling and facilities improvements to maintain production levels. Endeavour will continue its ongoing exploration campaign in the North Sea and South Texas based on internal cash availability with plans for seven to nine wells, two of which will be fully carried.

Guidance on Year 2009

The table below sets forth estimates of the company’s operating statistics for the full year ending December 31, 2009.

Estimated Average Production (A)
Daily Production (boepd)	6,500	to	7,500

Differentials (B)
Oil ($/bbl)	$(4.50)	to	$(5.50)
Gas ($/mcf)	$(0.10)	to	$(0.20)

Gas Percentage of Total	45%	to	50%
Lease operating expense (per barrel)	$11.00	to	$13.00

(A)	Actual results may differ materially from these estimates.
(B)	For purposes of the estimates, assumptions of price differentials are based on location, quality and other factors, excluding the effects of derivative financial instruments. Gas price differentials are stated as premiums (discounts) from National Balancing Point pricing, and oil price differentials are stated as premiums (discounts) from Dated Brent pricing.

Earnings Conference Call Today, Thursday, March 12, 2009 at 9:00 a.m., Central Standard Time, 2:00 p.m. Greenwich Mean Time

Endeavour will host an analyst conference call and web cast today on Thursday, March 12, 2009 to discuss 2008 fourth quarter and full-year results and update operational plans at 9 A.M. Central Standard Time. To participate and ask questions during the conference call, dial the local country telephone number and the confirmation code 5204926. The toll-free numbers are 888-708-5692 in the United States, 0 800 051 7166 in the United Kingdom, and 800 191 83 in Norway. Other international callers should dial 913-312-0962 (tolls apply). To listen only to the live audio webcast, access Endeavour’s home page at http:/www.endeavourcorp.com. A replay will be available beginning at 12:00 p.m. Central Standard Time on March 12 through 12:00 p.m. Central Standard Time on March 18 by dialing toll free 888-203-1112 (U.S.) or 719-457-0820 (international), confirmation code 5204926.

Endeavour International Corporation is an oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and the United States. For more information, visit http://endeavourcorp.com.

Additional information for investors:

Certain statements in this press release are forward-looking and are based upon Endeavour’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Endeavour plans, expects, believes, projects, estimates, or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Endeavour’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (SEC). Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Endeavour’s actual results and plans could differ materially from those expressed in the forward-looking statements.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms such as probable and possible reserves that the SEC’s guidelines strictly prohibit us from including in our filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by Endeavour. Endeavor is also subject to the requirements of the London Stock Exchange and considers the disclosures in this release to be appropriate and/or required under the guidelines of that exchange. Factors affecting ultimate recovery include oil and gas pricing, the scope of our ongoing drilling program, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. Investors are urged to consider closely the disclosure in our Form 10-K and each of our Form 10-Qs, available free of charge on our internet site (http://www.endeavourcorp.com). You can also obtain these forms from the SEC on the SEC’s internet site (http://www.sec.gov) or by calling 1-800-SEC-0330.

For further information:

Endeavour – Investor Relations
Mike Kirksey	+44 (0) 207-451-2381
713-307-8788

Canaccord Adams – UK Broker
Jeffrey Auld	+ 44 (0) 207 050 6500

Pelham Public Relations – UK Media
Philip Dennis	+44 (0) 207 743 6363
Henry Lerwill	+44 (0) 203 178 6242

Endeavour International Corporation

Comparative Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$38,156	$16,440
Restricted cash	20,739	22,000
Accounts receivable	26,884	33,291
Prepaid expenses and other current assets	47,626	46,516

Total Current Assets	133,405	118,247

Property and Equipment, Net	312,957	335,023

Goodwill	281,943	283,324
Other Assets	9,165	11,029

Total Assets	$737,470	$747,623

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$42,348	$31,036
Current maturities of debt	13,000	—
Accrued expenses and other	55,155	50,013

Total Current Liabilities	110,503	81,049

Long-Term Debt	214,855	266,250
Deferred Taxes	104,127	135,552
Other Liabilities	65,014	69,623

Total Liabilities	494,499	552,474

Commitments and Contingencies

Series C Convertible Preferred Stock	125,000	125,000

Stockholders’ Equity	117,971	70,149

Total Liabilities and Stockholders’ Equity	$737,470	$747,623

Endeavour International Corporation

Comparative Condensed Consolidated Statement of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues	$41,370	$54,484	$260,441	$176,064

Cost of Operations:
Operating expenses	11,689	11,060	46,576	41,044
Depreciation, depletion and amortization	17,661	20,661	81,734	76,850
Impairment of oil and gas properties	36,970	—	36,970	—
General and administrative	5,083	5,256	19,636	19,878

Total Expenses	71,403	36,977	184,916	137,772

Income (Loss) From Operations	(30,033)	17,507	75,525	38,292

Other Income (Expense):
Derivatives:
Realized gains (losses)	2,697	(3,309)	(28,578)	12,048
Unrealized gains (losses)	117,905	(47,792)	76,666	(89,132)
Interest expense	(4,410)	(5,137)	(22,548)	(18,742)
Other	6,680	850	12,154	(723)

Total Other Income (Expense)	122,872	(55,388)	37,694	(96,549)

Income (Loss) Before Income Taxes	92,839	(37,881)	113,219	(58,257)
Income Tax Expense (Benefit)	33,728	(10,992)	56,729	(9,180)

Net Income (Loss)	59,111	(26,889)	56,490	(49,077)
Preferred Stock Dividends	2,696	2,709	10,809	11,238

Net Income (Loss) to Common Stockholders	$56,415	$(29,598)	$45,681	$(60,315)

Net Income (Loss) Per Common Share:
Basic	$0.44	$(0.23)	$0.36	$(0.49)
Diluted	$0.29	$(0.23)	$0.32	$(0.49)

Weighted Average Number of Common Shares Outstanding:
Basic	128,148	126,492	128,312	123,118
Diluted	212,661	126,492	178,312	123,118

Endeavour International Corporation

Comparative Condensed Consolidated Statement of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year Ended December 31,
	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$56,490	$(49,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	81,734	76,850
Impairment of oil and gas properties	36,970	—
Deferred tax expense (benefit)	17,682	(12,925)
Unrealized (gain) loss on derivative instruments	(76,666)	89,132
Amortization of non-cash compensation	3,226	4,968
Foreign currency exchange (gain) loss on non-operating liabilities	(10,508)	1,078
Other	11,879	2,948
Changes in working capital	12,373	15,532

Net Cash Provided by Operating Activities	133,180	128,506

Cash Flows From Investing Activities:
Capital expenditures	(66,370)	(88,007)
(Increase) decrease in restricted cash and other investing activities	1,519	(20,133)

Net Cash Used in Investing Activities	(64,851)	(108,140)

Cash Flows From Financing Activities:
Net repayment of borrowings	(32,000)	(40,000)
Payment of preferred dividends	(10,625)	(2,656)
Financing costs paid	(3,538)	(263)
Other financing activities	(450)	(821)

Net Cash Provided by (Used in) Financing Activities	(46,613)	(43,740)

Net Increase (Decrease) in Cash and Cash Equivalents	21,716	(23,374)
Cash and Cash Equivalents, Beginning of Period	16,440	39,814

Cash and Cash Equivalents, End of Period	$38,156	$16,440

Endeavour International Corporation

Operating Statistics

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Sales Volume:
Oil and condensate sales (Mbbl):
United Kingdom	198	291	1,032	1,274
Norway	181	129	726	519

Total	379	420	1,758	1,793

Gas sales (MMcf):
United Kingdom	1,383	1,899	6,532	8,556
Norway	681	147	2,322	328

Total	2,064	2,046	8,854	8,884

Total sales (MBOE):
United Kingdom	429	608	2,121	2,700
Norway	294	153	1,113	574

Total	723	761	3,234	3,274

BOE per day	7,859	8,268	8,835	8,969

Physical Production Volume:
Total production (BOE per day)
United Kingdom	5,059	6,981	5,804	7,660
Norway	3,680	1,732	3,033	1,608

Total	8,739	8,713	8,837	9,268

Realized Prices:
Oil and condensate price ($ per Bbl):
Before commodity derivatives	$50.23	$82.03	$90.53	$67.11
Effect of commodity derivatives	$8.35	$(12.98)	$(14.50)	$(2.13)

Realized prices including commodity derivatives	$58.58	$69.05	$76.03	$64.98

Gas price ($ per Mcf):
Before commodity derivatives	$10.82	$9.80	$11.44	$6.27
Effect of commodity derivatives	$(0.23)	$1.05	$(0.35)	$1.79

Realized prices including commodity derivatives	$10.59	$10.85	$11.09	$8.06

Equivalent oil price ($ per BOE):
Before commodity derivatives	$57.22	$71.63	$80.54	$53.78
Effect of commodity derivatives	$3.73	$(4.35)	$(8.84)	$3.68

Realized prices including commodity derivatives	$60.95	$67.28	$71.70	$57.46

Endeavour International Corporation

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

(Amounts in millions)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income (loss) to the following non-GAAP financial measures: net income as adjusted, Adjusted EBITDA and discretionary cash flow. The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt. The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income (loss) to common shareholders, as reported	$56.4	$(29.6)	$45.7	$(60.3)
Impairment of oil and gas properties (net of 50% tax)	18.5	—	18.5	—
Unrealized (gains) losses on derivatives (net of 50% tax)	(59.3)	23.9	(37.7)	44.6
Currency impact of deferred taxes	(16.5)	(3.1)	(20.8)	4.8

Net income (loss) to common shareholders, as reported	$56.4	$(29.6)	$45.7	$(60.3)
Unrealized (gains) losses on derivatives	(117.9)	47.8	(76.7)	89.1
Net interest expense	4.2	4.6	21.3	16.4
Depreciation, depletion and amortization	17.6	20.7	81.7	76.9
Impairment of oil and gas properties	37.0	—	37.0	—
Income tax expense (benefit)	33.7	(11.0)	56.7	(9.2)
Preferred stock dividends	2.7	2.7	10.8	11.2

Adjusted EBITDA	$33.7	$35.2	$176.5	$124.1

Endeavour International Corporation

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income (loss)	$59.1	$(26.9)	$56.5	$(49.1)

Depreciation, depletion and amortization	17.6	20.7	81.7	76.9
Impairment of oil and gas properties	37.0	—	37.0	—
Deferred tax expense (benefit)	23.3	(11.5)	17.7	(12.9)
Unrealized (gains) losses on derivatives	(117.9)	47.8	(76.7)	89.1
Amortization of non-cash compensation	0.8	1.0	3.2	5.0
Other	(4.2)	2.5	1.4	4.0

Discretionary cash flow	$15.7	$33.6	$120.8	$113.0

Discretionary cash flow is equal to cash flow from operating activities before the changes in operating assets and liabilities.